                                                                    EXHIBIT 3.30


                          ARTICLES OF INCORPORATION OF

                           POOL COMPANY (TEXAS) INC.


         I, the undersigned natural person of the age of eighteen or more and a citizen of the State of Texas, acting as the incorporator of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

                                   ARTICLE ONE

         The name of the corporation is Pool Company (Texas) Inc.

                                   ARTICLE TWO

         The period of its duration is perpetual.

                                  ARTICLE THREE

         The purpose for which the corporation is organized are:

         (1) To own and operate well and gas well servicing and drilling equipment, both as owner thereof and under lease from other persons and corporations, both upon leased premises owned by the corporation and under contract for other persons and corporations;

         (2) To own and operate oil, gas and mineral leases and to conduct drilling and exploration operations thereon;

         (3) To engage in the manufacture, sale, and distribution of oil, gas, and water well drilling and producing equipment and machinery;

         (4) To drill and bore wells for oil, water, gas, or any other substance and to buy, own, sell, and lease, construct and operate oil, water, and gas well machinery, tools, equipment, pipelines, and other personal property in connection therewith and necessary for said purposes;

         (5) To transport personal property of every kind and description within or without the State of Texas, whether or not for compensation; to own, lease, operate and otherwise deal in and with any and all motor vehicles and other equipment convenient for such purpose; and to do any and all acts and things necessary, convenient or capable of being carried on in connection with the foregoing or incidental to the furtherance thereof;

         (6) To engage in the general business of manufacturing, buying, selling, or otherwise dealing in and with goods, wares, merchandise and personal property of every kind and description either within or without the State of Texas;

         (7) To own all or any part of the stock or other corporations including but not limited to one or more corporations engaged in the oil and gas producing business and one or more corporations engaged in the oil pipeline business;

         (8) To do any and all lawful business for which corporations may be incorporated under the provisions of the Texas Business Corporation Act, as now provided or as may be hereafter set forth;

         (9) To conduct and carry on its business or any branch thereof in any state or territory of the United States, or in any foreign country in conformity with the laws of such state, territory, or foreign country and to have and maintain in any state, territory, or foreign country a business office, plant, store, or other facility; and

         (10) To do all and everything necessary, suitable, or proper for the accomplishment of any of the purposes, the attainment of any of the objects, or the exercise of any other powers herein set forth, either alone or in conjunction with other corporations, firms, or individuals and either as principals or agents, and to do every other act or acts, thing or things, incidental or appurtenant to or growing out of or connected with the above-mentioned objects, purposes, or powers.

                                  ARTICLE FOUR

         The aggregate number of shares which the corporation shall be authorized to issue is One Thousand (1,000) of the par value of One Hundred Dollars ($100.00) each. Shareholders shall have preemptive rights.

                                  ARTICLE FIVE

         The corporation will not commence business until it has received for the issuance of its shares consideration of the value of not less than One Thousand Dollars ($1,000.00) consisting of money, labor done, or property actually received.

                                   ARTICLE SIX

         The power to alter, amend or repeal the Bylaws or to adopt any new Bylaws shall be conferred upon the shareholders.

                                  ARTICLE SEVEN

         Each holder of stock of the corporation entitled to vote shall be entitled to one vote for each share held. At each election of Directors each shareholder entitled to vote at such election shall have the right to vote, in accordance with the provisions of the Texas Business Corporation Act, the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has the right to vote; cumulative voting is expressly prohibited.

                                  ARTICLE EIGHT

         The post office address of its registered office is 300 South St. Paul Street, Dallas, Texas 75201, and the name of its registered agent at such address is F.W. Fraley, III.

                                  ARTICLE NINE

         The number of Directors consisting the Board of Directors is eight (8), subject to being increased or decreased as the bylaws of the corporation may provide, but in no event shall there be less than three (3) Directors; the names and addresses of the persons who are to serve as Directors until the first Annual Meeting of the shareholders or until their successors are elected and qualify are:

         C.V. Helm......................................10375 Richmond Avenue
                                                        Houston, Texas  77042

         J.W. Casey.....................................10375 Richmond Avenue
                                                        Houston, Texas  77042

         W.J. Myers.....................................10375 Richmond Avenue
                                                        Houston, Texas  77042

         W.C. McCord....................................300 S. St. Paul Street
                                                        Dallas, Texas  75201

         W.T. Satterwhite...............................300 S. St. Paul Street
                                                        Dallas, Texas  75201

         S.R. Singer....................................300 S. St. Paul Street
                                                        Dallas, Texas  75201

         R.B. Williams..................................300 S. St. Paul Street
                                                        Dallas, Texas  75201

         F.M. Pool......................................1214 E. Gas Plant Road
                                                        San Angelo, Texas  76904

                                 ARTICLE TWELVE

         The name and address of the incorporator is:

         G.G. Arms........................................10375 Richmond Avenue
                                                          Houston, Texas  77042


         IN WITNESS WHEREOF, I have hereunto set my hand this 28th day of November, 1988.

                                           /s/ G.G. ARMS
                                           -------------------------------------
                                           Incorporator


STATE OF TEXAS             )
                           )
COUNTY OF HARRIS           )


         I Susan A. Dougherty, a notary public, do hereby certify that on this 28th day of November, 1988, personally appeared before me G.G. Arms, who being by me duly sworn, declared that he is the person who signed the foregoing document as incorporator and that the statements contained therein are true.


                                           /s/ SUSAN A. DOUGHERTY
                                           -------------------------------------
                                                 Notary Public in and for the
                                                       State of Texas


My commission expires:
                                                      [NOTARY SEAL]

Feb. 4, 1990

                 ARTICLES OF MERGER OF POOL COMPANY (TEXAS) INC.
                        AND POOL OILFIELD SERVICES, INC.

Pursuant to the provisions of Article 5.07 of the Texas Business Corporation Act, the undersigned domestic and foreign corporations adopt the following Articles of Merger for the purpose of merging them into one of such corporations:

1. The names of the undersigned corporations and the States under the laws of which the are organized are:

         Name of Corporation                                  State
         -------------------                                  -----

         Pool Company (Texas) Inc.                            Texas
         Pool Oilfield Services Inc.                          Louisiana

2. The laws of the State under which such foreign corporation is organized permit such merger.

3. The name of the surviving corporation is Pool Company (Texas) Inc., and it is to be governed by the laws of the State of Texas.

4. The Agreement and Plan of Merger attached hereto as Exhibit "A" was approved by the shareholders of the undersigned domestic corporation in the manner prescribed by the Texas Business Corporation Act, and was approved by the undersigned foreign corporation in the manner prescribed by the laws of the State under which it is organized.

5. As to each of the undersigned corporations, the number of shares outstanding, and the designation and number of outstanding shares of each class entitled to vote as a class on such Agreement and Plan of Merger, are as follows:

                                                    Entitled to Vote as a Class
                                 Number of         -----------------------------
         Name of                 Shares            Designation         Number of
         Corporation             Outstanding       of Class             Shares
         -----------             -----------       --------            ---------

         Pool Company                10              N/A                  0
         (Texas) Inc.

         Pool Oilfield
         Services Inc.            3,302              N/A                  0

6. As to each of the undersigned corporations, the total number of shares voted for and against such Agreement and Plan of Merger, respectively, and, as to each class entitled to vote thereon as a class, the number of shares of such class voted for and against such Agreement and Plan of Merger, respectively, are as follows:


                                                Number of Shares
                                ----------------------------------------------
                                                  Entitled to Vote as A Class
                                Total   Total     ----------------------------
         Name of                Voted   Voted                 Voted    Voted
         Corporation             For    Against   Class       For     Against
         -----------            -----   -------   -----       -----   -------
         Pool Company
         (Texas) Inc.              10      0       N/A          0        0

         Pool Oilfield
         Services Inc.          3,302      0       N/A          0        0


Dated October 25, 1989.

                                          POOL COMPANY (TEXAS) INC.

                                          By: /s/ J.T. Jongebloed
                                             -----------------------------------
                                                 Its President


(Seal)                                    And: /s/ G. Arms
                                              ----------------------------------
                                              Its Assistant Corporate Secretary



                                          POOL OILFIELD SERVICES INC.




                                          By: /s/ Wm J. Myers
                                              ----------------------------------
                                                  Its Vice President

(Seal)                                    And: /s/ F.W. Fraley, III
                                              ----------------------------------
                                                 Its Corporate Secretary

STATE OF TEXAS             )
                           )
COUNTY OF HARRIS           )


         This instrument was acknowledged before me this 25th day of October, 1989, by J. T. Jongebloed and G.G. Arms, President and Assistant Corporate Secretary, respectively, of Pool Company (Texas) Inc., a corporation, on behalf of such corporation.


                                           /s/ SUSAN A. DOUGHERTY
                                           -------------------------------------
                                           Notary Public, State of Texas


                                                  [NOTARY SEAL]
STATE OF TEXAS         )
                       )
COUNTY OF HARRIS       )


         This instrument was acknowledged before me this 25th day of October, 1989, by W. J. Myers and F. W. Fraley, III, Vice President and Corporate Secretary, respectively, of Pool Oilfield Services Inc., a corporation, on behalf of such corporation.


                                           /s/ SUSAN A. DOUGHERTY
                                           -------------------------------------
                                           Notary Public, State of Texas


                                                  [NOTARY SEAL]

                              ARTICLES OF AMENDMENT

                                     TO THE

                          ARTICLES OF INCORPORATION OF

                            POOL COMPANY (TEXAS) INC.

         Pursuant to the Provisions of Article 4.04 of the Texas Business Corporation Act, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         I.       The name of the corporation is Pool Company (Texas) Inc.

         II. The following Amendment to the Articles of Incorporation was adopted by the shareholders of the corporation. The Amendment alters or changes Article One of the original Articles of Incorporation and Article One is hereby amended to read as follows:

                                   ARTICLE ONE

                    The name of the Corporation is PTX, Inc.

         III. The number of shares of the corporation outstanding at the time of such adoption was ten (10) shares of common stock having a par value of one hundred dollars ($100.00) per share, all of which were entitled to vote thereon.

         IV. The holders of all the shares outstanding and entitled to vote on said amendment have signed a consent in writing adopting said amendment.

         DATED:  December 12, 1996.

                                            POOL COMPANY (TEXAS) INC.



                                            By: /s/ G.G. ARMS
                                                --------------------------------
                                                G.G. Arms, Corporate Secretary

                                                                     EXHIBIT "A"



                          AGREEMENT AND PLAN OF MERGER

                  THIS AGREEMENT AND PLAN OF MERGER, dated the ___ day of October, 1989, between POOL COMPANY (TEXAS) INC. and POOL OILFIELD SERVICES INC.

                               W I T N E S S E T H

         WHEREAS, POOL COMPANY (TEXAS) INC. is a corporation duly organized and existing under the laws of the State of Texas, having as of the date of this Agreement and Plan of Merger authority to issue 1,000 shares of common stock, par value $100.00 per share, of which ten (10) shares are issued and outstanding; and

         WHEREAS, POOL OILFIELD SERVICES INC. is a corporation duly organized and existing under the laws of the State of Louisiana, having as of the date of this Agreement and Plan of Merger authority to issue 10,000 shares of common stock, no par value, of which 3,302 shares are issued and outstanding; and

         WHEREAS, the Board of Directors of each of said corporations deem it advisable that POOL OILFIELD SERVICES INC. merge with and into POOL COMPANY (TEXAS) INC.;

         NOW THEREFORE, in consideration of the premises and of the mutual agreements and provisions herein contained, the parties hereto hereby agree to a merger between POOL OILFIELD SERVICES INC. and POOL COMPANY (TEXAS) INC. and that the terms and conditions of such merger are and shall be as follows:

         1. The effective date of the merger shall be the date upon which the fillings of documents int he States of Texas and Louisiana, required in order for the merger to be effectuated in both of said states, are completed.

         2. On the effective date of the merger, the separate existence of POOL OILFIELD SERVICES INC. shall cease and it shall be merged into POOL COMPANY (TEXAS) INC., which shall survive the merger (and is hereinafter sometimes referred to as the "Surviving Corporation").

         3. The Articles of Incorporation of POOL COMPANY (TEXAS) INC. that are in effect as of the date hereof shall be the Articles of Incorporation of the Surviving Corporation.

         4. The Bylaws of POOL COMPANY (TEXAS) INC. that are in effect as of the date hereof shall be the Bylaws of the Surviving Corporation.

         5. The manner of converting the shares of capital stock of POOL OILFIELD SERVICES INC. into shares of the Surviving Corporation shall be as follows:

                           On the effective date of the merger all of the issued
                  and outstanding common stock of POOL OILFIELD SERVICES INC., consisting of 3,302 shares, no par value, and all rights in respect thereof, shall be deemed converted into two (2) shares of common stock of POOL COMPANY (TEXAS) INC. The share certificate(s) representing all of the outstanding common stock of POOL OILFIELD SERVICES INC. shall be cancelled, whereupon a certificate representing two (2) shares of common stock of POOL COMPANY (TEXAS) INC. shall be issued to the shareholder of POOL OILFIELD SERVICES INC.

         6. Anything herein or elsewhere to the contrary notwithstanding, it is expressly recognized and agreed that this Agreement and Plan of Merger may be terminated and abandoned before the effective date of the merger by mutual consent of the Boards of Directors of the parties.


         IN TESTIMONY WHEREOF, the parties have caused this Agreement and Plan of Merger to be signed in their respective corporate names and their respective corporate seals to be hereunto affixed all as of the date first above written.



ATTEST:                                  POOL COMPANY (TEXAS) INC.




/s/ G. ARMS                              By J. T. JONGEBLOED
----------------------------------         -------------------------------------
Assistant Corporate Secretary              President




ATTEST:                                  POOL OILFIELD SERVICES INC.



/s/ F. W. FRALEY, III                    By WM J MYERS
----------------------------------         -------------------------------------
Corporate Secretary                        Vice President



I hereby certify that this               I hereby certify that this Agreement
Agreement and Plan of Merger             and Plan of Merger has been approved
has been approved unanimously            unanimously by the shareholders of Pool
by the shareholders of Pool              Oilfield Services Inc. in accordance
Company (Texas) Inc. in accordance       with the Business Corporation Law of
with the Texas Business Corporation      Louisiana.
Act.


/s/ G. ARMS                              /s/ F. W. FRALEY, III
----------------------------------       ---------------------------------------
Assistant Corporate Secretary            Corporate Secretary of Pool
of Pool Company (Texas) Inc.             Oilfield Services Inc.